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                                                                   EXHIBIT 10.20


                                    FORM OF
                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 1, 1996 (the "Effective Date") between CSK Group, Ltd., a Delaware corporation (the "Company"), and ____________ ("Buyer").

                               R E C I T A L S

        A. Buyer is an employee of CSK Auto, Inc., an Arizona corporation and a wholly-owned subsidiary of the Company ("CSK"), and desires to acquire an equity interest in the Company.

        B. The Company is willing to sell to Buyer shares of Class B Stock, $0.01 par value, of the Company ("Class B Stock") subject to the terms and conditions of this Agreement.

                                 AGREEMENTS

        1. Definitions. Capitalized terms used herein shall have the following meanings:

                "Act" means the Securities Act of 1933, as amended.

                "Acquiror" is defined in Section 7(b).

                "Agreement" means this Stock Purchase Agreement.

                "Approved Sale" means a transaction or a series of related transactions with an acquiror which had not previously been directly or indirectly a shareholder of the Company (other than, if the Approved Sale occurs after an Initial Public Offering, as a result of the acquiror becoming a shareholder of the Company by purchasing shares in the public market) which results in a bona fide, unaffiliated change of beneficial ownership of (i) 80% of the Company's or CSK's common equity securities not owned by such acquiror or (ii) all or substantially all of either of their assets, whether pursuant to the sale of the stock or assets of the Company or CSK, or a merger or consolidation involving the Company or CSK.

                "Buyer" is defined in the preamble.

                "CSK" is defined in recital A.

                "Cause," when used in connection with the termination of employment of Buyer, has the meaning set forth in the employment agreement between CSK and Buyer, or if there is no such employment agreement, means (i) the conviction for the commission of, or a plea of guilty or nolo contendere made by Buyer in response to a charge involving, a felony or a crime involving moral turpitude, (ii) the embezzlement or misappropriation of funds or property of the Company or any Subsidiary, (iii) the continued use of alcohol or drugs to an extent which interferes with the performance by Buyer of his or her employment responsibilities, (iv) the intentional, unauthorized disclosure of proprietary information or confidential records of the Company or any Subsidiary or

STOCK PURCHASE AGREEMENT

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(v) the willful failure or refusal to perform those duties reasonably assigned or delegated to Buyer by the Board of Directors of CSK which failure or refusal continues following (A) such Board of Directors giving Buyer written notice setting forth the facts or events constituting such failure or refusal, and (B) a reasonable opportunity to correct the deficiencies or other problems specified in such notice to the reasonable satisfaction of such Board.

                "Certificate of Incorporation" means the Certificate of Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Class B Stock.

                "Class B Stock" is defined in recital B.

                "Closing Date" means October 30, 1996.

                "Company" is defined in the preamble.

                "Cost" equals $205.88 per Share, subject to adjustment pursuant to Section 13.

                "Disability" has the meaning set forth in the employment agreement between CSK and Buyer or, if there is no such employment agreement, means the failure by Buyer to render full-time employment services to CSK for an aggregate of ninety (90) days in any continuous period of six (6) months on account of physical or mental disability.

                "Effective Date" is defined in the preamble.

                "Endorsed Certificate" is defined in Section 4(a).

                "Fair Market Value" means the value of a Share, as of the Termination Date, determined pursuant to Section 4(c).

                "Fiscal Year" means the fiscal year of the Company.

                "Good Reason" when used in connection with the termination of employment of Buyer, has the meaning set forth in the employment agreement between CSK and Buyer, or if there is no such employment agreement, shall exist if (i) CSK shall have effected a significant adverse change to the employment responsibilities or authority of Buyer, or (ii) CSK shall fail to pay to Buyer any portion of his compensation when due; provided that Good Reason shall not exist unless Buyer shall have first provided CSK and its Board of Directors with written notice of the event identified in clauses (i) or (ii) above and CSK shall have failed to remedy or cure such event within fifteen (15) days following receipt of such notice.

                "Initial Public Offering" means the sale of any of the common equity securities of the Company pursuant to a registration statement that has been declared effective under the Act, if, following such sale, (i) the Company is or continues to be a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such common equity securities are traded on the New York Stock Exchange or the American Stock

STOCK PURCHASE AGREEMENT

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Exchange, or are quoted on the NASDAQ National Market System, or are traded or quoted on any other national stock exchange or national securities system.

                "Initial Stockholders" means the stockholders of the Company as of the Closing Date and any transferees of such stockholders prior to an Initial Public Offering or an Approved Sale.

                "Moving Group" is defined in Section 7(a).

                "Offeror" is defined in Section 7(c).

                "Option Period" is defined in Section 7(c).

                "Other Stockholders" is defined in Section 7(b).

                "Permitted Transferees" means the Buyer's spouse, child, estate, personal representative, heir or successor or a trust for the benefit of Buyer, or the Buyer's spouse, child or heir.

                "Proportionate Amount" is defined in Section 7(b).

                "Purchaser" is defined in Section 7(a).

                "Repurchase Period" is defined in Section 4(a).

                "Retirement" has the meaning set forth in the employment agreement between CSK and Buyer, or if there is no such employment agreement, means Buyer's retirement from CSK in accordance with CSK's normal retirement policy generally applicable to its salaried employees.

                "Selling Stockholder" is defined in Section 7(a).

                "Shares" is defined in Section 2.

                "Stockholders' Agreement" means the agreement dated as of October 30, 1996, among the Company and the Initial Stockholders.

                "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company or CSK, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

                "Termination Date" means the date on which Buyer ceases to be employed by CSK for any reason.

                "Third Party Offer" is defined in Section 7(c).

                "Transferring Stockholder" is defined in Section 7(b).

STOCK PURCHASE AGREEMENT


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        2.      Purchase and Sale of Shares.  The Company hereby sells and delivers, and Buyer hereby purchases and receives, ___ shares of Class B Stock of the Company (the "Shares") in consideration of the payment by Buyer to the Company of $205.88 cash per Share, receipt of which is hereby acknowledged by the Company.

        3. Restrictions on Transfers of Shares. Subject to Sections 4, 6 and 7 hereof, the Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) (a "Transfer"), except that Buyer may Transfer the Shares (i) following an IPO pursuant to Rule 144 under the Act, (ii) in an Approved Sale, or (iii) to a Permitted Transferee. This Agreement shall be binding on and enforceable against any Permitted Transferee of the Shares. The stock certificates issued to evidence Shares hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

        4.      Repurchase of Shares.

                (a) In the event that Buyer ceases to be employed by CSK for any reason prior to an Initial Public Offering or an Approved Sale, the Company, during the sixty (60) days following the Termination Date (the "Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Shares. The purchase price for each Share shall equal Fair Market Value, or, if the Buyer resigns without Good Reason prior to the third anniversary of the Effective Date or is terminated for Cause at any time, the purchase price shall equal the lower of Fair Market Value or Cost. If the Company elects to purchase the Shares, it shall notify the Buyer at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period, provided that the Buyer has presented to the Company a stock certificate evidencing the Shares duly endorsed for transfer (the "Endorsed Certificate"). Notwithstanding the Buyer's failure to deliver the Endorsed Certificate, the Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to the Buyer or his or her permitted transferee or (ii) notice to the Buyer or such permitted transferee that the Company is holding the purchase price for the account of the Buyer or such permitted transferee, and upon such payment or notice the Buyer and such permitted transferee will have no further rights in or to such Shares. If the Company does not elect to purchase the Shares, the restrictions on transfer thereof contained in Section 3 of this Agreement shall terminate and be of no further force and effect following the Repurchase Period.




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                (b)      If the Termination Date occurs on or prior to the date
six months after the Effective Date, Fair Market Value will be equal to Cost, plus interest for the period from the Closing Date until the Termination Date calculated at the prime rate of interest in effect from time to time during such period as reported in The Wall Street Journal. If the Termination Date occurs subsequent to the date six months after the Effective Date, Fair Market Value shall be determined in good faith by the Company's Board of Directors.
If the Board determination is challenged by Buyer, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority discount or lack of liquidity of the Shares). The investment banker's or appraiser's determination shall be conclusive and binding on the Company and Buyer. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by such investment banker or appraiser is (i) less than or equal to 110% of the Board of Directors' determination, in which case Buyer shall promptly pay or reimburse the Company for such costs or (ii) greater than 110% but less than 130% of the Board of Directors' determination, in which case Buyer shall promptly pay or reimburse the Company for 50% of such costs. If Buyer and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and those two shall choose a third investment banker or appraiser who shall establish the Fair Market Value.

        5. Qualifying Employment. Buyer shall not be considered to have ceased to be employed by CSK for purposes of this Agreement if he or she continues to be employed by a Subsidiary of CSK or by a company of which CSK is a Subsidiary.

        6. Registration Rights. Buyer shall be entitled to such incidental registration rights with respect to the Shares as are set forth on Exhibit A hereto.

        7. Drag-Along and Tag-Along Rights and Rights of First Refusal. Notwithstanding anything to the contrary contained herein, until Buyer is notified in writing by the Company that all provisions of the Stockholders' Agreement relating to the purchase and sale of the Company's securities (other than in a public offering) have terminated, all Shares shall be subject to the following restrictions and have the following rights:

                (a) If, pursuant to the terms of the Stockholders' Agreement in connection with an arm's-length sale to an unaffiliated third party pursuant to a written offer to purchase at least all of the securities of the Company held by the stockholders party to the Stockholders' Agreement, certain of the stockholders party to the Stockholders' Agreement (the "Moving

STOCK PURCHASE AGREEMENT

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Group") have the right to require the other holders of securities bound by the terms of the Stockholders' Agreement (the "Selling Stockholder") to sell all of their equity securities of the Company either to the third party or to the Moving Stockholders and/or the Company (the "Purchaser") for consideration per share having at least the same value as the consideration proposed to be paid by the third party, the Moving Group shall also have the right to require Buyer to sell, and Buyer shall sell and deliver free and clear of all liens, claims and encumbrances, all of Buyer's Shares in the same transaction to the Purchaser; provided, however, that Buyer receives the same terms, including, without limitation, the same consideration per Share, as is received in such transactions by the Selling Stockholders. Without limiting any rights or remedies available to any party hereto against Buyer for any breach of this Agreement, it is expressly agreed that the Company, on behalf of the Moving Group, and the Moving Group itself shall be third party beneficiaries of this
Section 7(a) and shall have the right to enforce the rights of the Moving Group hereunder and to seek any available remedy against Buyer for breach of this
Section 7(a).

                (b) If, pursuant to the terms of the Stockholders' Agreement in connection with a proposed sale of more than 25% of the outstanding equity securities of the Company by certain of the stockholders party to the Stockholders' Agreement (the "Transferring Stockholders'), such sale by such Transferring Stockholders cannot be consummated until (i) prior to such sale each of the other stockholders party to the Stockholders' Agreement (the "Other Stockholders") and the Company shall have been given notice of the proposed transaction, which notice shall specify the number of shares that the Transferring Stockholders desire to sell, the identity of the prospective purchase (the "Acquiror"), and the proposed terms thereof and shall also include a copy of the written offer from the Acquiror, and (ii) each of the Other Stockholders shall have been provided a firm irrevocable right, which right shall be exercisable by written notice (which shall specify the number of shares (up to the total number of shares held by the Transferring Stockholders) that the Other Stockholders desire to sell) within 60 days after giving notice to the Other Stockholders, to sell to the Acquiror, at the same time and upon the same terms and conditions offered to the Transferring Stockholders by the Acquiror, the number of shares of the Other Stockholders (the "Proportionate Amount") that bears the same ratio to the total number of shares held by the Other Stockholders as the total number of shares proposed to be sold by the Transferring Stockholders to the Acquiror bears to the total number of shares held by all of the Transferring Stockholders, the Company will not register the transfer of securities from the Transferring Stockholders to the Acquiror unless the Transferring Stockholders and the Acquiror shall have extended to Buyer the rights described above which are required to be extended to Other Stockholders in connection with such a sale.

                (c) Except as permitted by Section 3 hereof, Buyer shall not Transfer any Shares prior to the seventh anniversary of the Effective Date which it would otherwise be permitted to transfer hereunder unless Buyer complies with the provisions below. In the event Buyer receives and desires to accept an arm's- length written offer (a "Third Party Offer") from an unaffiliated third party (the "Offeror") to purchase Shares owned by Buyer, Buyer shall promptly provide written notice thereof to the Company, which notice shall specify the number of Shares that Buyer desires to sell and the terms of the Third Party Offer and shall also include a copy of the Third Party Offer. The Company shall have the irrevocable option, exercisable by written notice to Buyer within 60 days after the receipt of notice from Buyer (for purposes hereof, the

STOCK PURCHASE AGREEMENT

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"Option Period"), to purchase from Buyer all of such Shares proposed to be sold by Buyer at the same price, and on the same terms and conditions, as contained in the Third Party Offer, or, if the Third Party Offer provides for non-cash consideration or other terms and conditions not practically obtainable by the Company, then for cash consideration and upon terms and conditions no less favorable, in the sole judgment of the Board of Directors, to Buyer than those contained in the Third Party Offer. If the Company shall fail to elect, within the Option Period and pursuant to the terms hereof, to purchase all of the Shares proposed to be transferred by Buyer, then Buyer shall be free, for a period of 90 days thereafter, to sell to the Offeror identified in the notice of the Third Party Offer, but only to that Offeror, and only for consideration and upon terms and conditions no less favorable to Buyer, in the sole judgment of the Board of Directors, than those contained in the Third Party Offer, all of the shares proposed to be transferred; provided that the Offeror executes an agreement whereby the Offeror becomes bound by the provisions hereof.

        8. Representations of the Company. The Company represents and warrants to Buyer as follows:

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein. This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights, and for the limitations imposed by general principles of equity.

                (c) Upon delivery to Buyer in accordance with the terms hereof, the Shares will be duly and validly authorized, issued and outstanding, fully paid and non-assessable.

        9.      Representations and Acknowledgments of Buyer.

                (a) Buyer hereby represents and warrants to the Company as follows:

                        (i) Buyer is acquiring the Shares for investment for his or her own account and without a view to further distribution of the Shares.

                        (ii) Buyer is an employee of CSK and has been given access to all information that Buyer considers necessary to make an investment decision as to the Shares.

                (b)      Buyer hereby acknowledges to the Company as follows:

                        (i) The Shares are being transferred to Buyer without registration under the Act pursuant to exemptions from registration thereunder. Buyer cannot transfer the Shares except pursuant to an effective registration statement or an exemption from registration under the Act.

STOCK PURCHASE AGREEMENT

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                        (ii)    The Shares are nonvoting in the election of
               directors and most other matters and are subject to the terms and restrictions of the Certification of Incorporation.

        10. Governing Law. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law.

        11. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

                        If to the Company to:

                                 CSK Group, Ltd.
                                 645 E. Missouri Avenue
                                 Phoenix, Arizona  85012
                                 Attention:  Chief Executive Officer


                        With a required copy (which shall not constitute notice to the principal) to each of:


                                 Gibson, Dunn & Crutcher
                                 200 Park Avenue, 47th Floor
                                 New York, New York  10166
                                 Attention:  Charles K. Marquis, Esq.


                                         and


                                 Investcorp International Inc.
                                 280 Park Avenue, 37th Floor
                                 New York, New York  10017
                                 Attention:  Christopher Stadler

                        If to Buyer, to:

                                 --------------------

                                 --------------------

                                 --------------------

        12. Amendments and Waivers. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

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        13.     Capitalizations, Exchanges, Etc. Affecting Shares; Adjustment of
Cost.

                (a) The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale. Nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

                (b) In the event of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar event as a result of which Buyer holds a lesser or greater number of Shares and/or other securities, the Cost of a Share or other security shall be appropriately adjusted, provided that the aggregate Cost of all Shares and securities held by Buyer immediately after such event is equal to the aggregate Cost of all Shares held by Buyer immediately prior to such event.

        14. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

        15. Separability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

        16. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

        17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

        18. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

        19. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law,

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including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

        20. Not An Employment Contract. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon Buyer any right to continue in the employ of CSK or any Subsidiary or shall affect the right of CSK or any Subsidiary to terminate the employment of Buyer with or without Cause.

        21. Arbitration. The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. Except as otherwise provided in Section 4(c), any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

                (a) Any such arbitration shall be heard in New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Except as the parties may otherwise agree, all arbitrators shall be appointed in the first instance by the President of the Association of the Bar of the City of New York or, in the event of his unavailability by reason of disqualification or otherwise, by the Chairman of the Executive Committee of the Association of the Bar of the City of New York. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his decision as to the number of arbitrators and their identity shall be final.

                (b) An arbitration may be commenced by any party to this Agreement by the service of a written Request for Arbitration upon the other affected parties. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrators ten (10) days following such service or thereafter. If the panel of arbitrators is not appointed by the appointing authority within thirty (30) days following such reference, any party may apply to any court within the State of New York for an order appointing arbitrators qualified as set forth below. No Request for Arbitration shall be valid if it relates to a claim, dispute or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute, disagreement or controversy been submitted to the Supreme Court of the State of New York.

                (c) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall have the discretion to award costs and/or attorneys' fees as they deem appropriate under the circumstances. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

                (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                (e) It is intended that controversies or claims submitted to arbitration under this Section 18 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons

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concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

        22. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        IN WITNESS WHEREOF, this Agreement is entered into as of the date first above written.


                               CSK GROUP, LTD.




                               By:
                                  ----------------------------------
                                   Name:
                                   Title:




                               -------------------------------------
                               Buyer

STOCK PURCHASE AGREEMENT


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